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             FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A         Exhibit 20
                Monthly Statement to Certificateholders
                      Servicer:  Fifth Third Bank
                Trustee:  Harris Trust and Savings Bank

                          Collection Period:  01-Apr-96       30-Apr-96
                          Distribution Date:  15-May-96

                                                                Per $1,000 of
Statement for Class A and Class B                                  Original
Certificateholders Pursuant to Section 4.7                     Class A / Class B
of the Pooling and Servicing Agreement                        Certificate Amount
                                                              ------------------

(i)   Principal Distribution
       Class A Certificate Amount              $14,321,213.94      $36.72046661
       Class B Certificate Amount                 $674,821.60      $36.71899010

(ii)  Interest Distribution
       Class A Certificate Amount               $1,940,715.67       $4.97611343
       Class B Certificate Amount                  $93,663.68       $5.09651105

(iii) Servicing Fee                               $327,768.84       $0.80259899

(iv)  Class A Certificate Balance
       (after principal distributions)        $361,301,174.11
      Class A Pool Factor (after
       principal distributions)                     0.9263983
      Class B Certificate Balance
       (after principal distributions)         $17,025,401.65
      Class B Pool Factor (after
       principal distributions)                     0.9264012

(v)   Total Pool Balance (end of
       Collection Period)                     $378,326,575.76


                                               Current Period        Cumulative
                                              ----------------       ----------
(vi)  Defaulted Receivables                        $18,885.55        $18,885.55
      Liquidation Proceeds                         $15,080.00        $15,080.00
                                                   ----------        ----------
      Aggregate Net Losses                          $3,805.55         $3,805.55

(vii) Aggregate Principal Balance of Receivables
      repurchased by Seller or Servicer:
         Principal Portion                            $499.13
         Interest Portion                              $84.47

(viii) Class A Interest Carryover Shortfall             $0.00
       Class B Interest Carryover Shortfall             $0.00
       Class A Principal Carryover Shortfall            $0.00
       Class B Principal Carryover Shortfall            $0.00

(ix)  Reserve Account Balance (after giving
      effect to payments made on the
      Distribution Date)                       $11,984,210.29

(x)   Specified Reserve Account Balance
      (after giving effect to payments made
      on the Distribution Date)                $15,133,063.03